                                                                     EXHIBIT 15

                            ARTHUR ANDERSEN & CO.
                               DENVER, COLORADO



Jones Intercable, Inc. and Subsidiaries:

     We are aware that Jones Intercable, Inc., and Subsidiaries has incorporated by reference in this Registration Statement its Forms 10-Q for the quarters ended February 28, 1994, November 30, 1993 and August 31, 1993, which include our reports dated April 5, 1994, January 12, 1994 and October 8, 1993 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                         Very truly yours,

                                         /s/ ARTHUR ANDERSEN & CO.
                                             Arthur Andersen & Co.